UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                                 ______________

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  September 14, 2010

                             TRANS-LUX CORPORATION
                             ---------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     1-2257                     13-1394750
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(State or other jurisdiction       (Commission              (I.R.S. Employer
      of incorporation)             File Number)             Identification No.)

                    26 Pearl Street, Norwalk, CT  06850-1647
                    ----------------------------------------
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code:  (203) 853-4321

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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
          Standard; Transfer of Listing.

          The Corporation received a letter dated September 14, 2010 from the NYSE Amex LLC ("Exchange") to strike the common stock of the Corporation from the Exchange by filing a delisting application with the Securities and Exchange Commission pursuant to Section 1009(d) of the Exchange's Company Guide.

          The letter also notified the Corporation that it has fallen out of compliance with an additional continued listing standard. Specifically, the Corporation is not in compliance with Section 1003(a)(ii) of the Exchange's Company Guide in that it has stockholders' equity of less than $4.0 million at June 30, 2010 and losses from continuing operations and net losses in three of its four most recent fiscal years ended December 31, 2009.

          By letter dated July 2, 2010, the Exchange notified the Corporation that it was not in compliance with two of the Exchange's continued listing standards. Specifically, the Corporation is not in compliance with Section 1003(a)(iii) of the Exchange's Company Guide in that it has stockholders' equity at March 31, 2010 of less than $6.0 million and losses from continuing operations and net losses in its five most recent fiscal years and Section 1003(a)(iv) of the Company Guide in that it is financially impaired. The Exchange stated in its letter that in order to maintain its listing, the Corporation must submit a plan by August 2, 2010 addressing how it intends to regain compliance with Section 1003(a)(iv) regarding financial impairment by January 4, 2011 and Section 1003(a)(iii) on stockholder equity and losses within 18 months or January 4, 2012 (the "Plan").

          The Corporation submitted its plan of compliance on August 9, 2010 and amended it on August 23, 2010. The Exchange has determined that the Company did not make a reasonable demonstration in the plan of its ability to regain compliance within the time periods given and has concluded that it is appropriate to initiate immediate delisting proceedings at this time. A press release pursuant to Section 402 and 1202(b) of the Company Guide was required and issued as set forth in
          Exhibit 99.1 to this report.

          The Corporation has appealed this determination and requested a hearing before a committee of the Exchange. There can be no assurance the Corporation's request for continued listing will be granted.

          The Corporation has prepared a reverse stock split proposal for approval by stockholders at the Annual Meeting of Stockholders to be held later this year. If approved and the Corporation suspends its reporting obligations to the Securities and Exchange Commission, it would be grounds for delisting under Section 1003(b) and (f) of the Company Guide and the Corporation might then voluntary delist.

Item 9.01 Financial Statements and Exhibits.

          (d) Exhibits.

          99.1 On September 21, 2010, Trans-Lux Corporation issued a press release announcing receipt of a letter from the NYSE Amex LLC advising that the Corporation is not in compliance with three of the Exchange's continued listing standards and will initiate immediate delisting proceedings.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:


                                        TRANS-LUX CORPORATION


                                        by:   /s/ Angela D. Toppi
                                           ---------------------------
                                           Angela D. Toppi
                                           Executive Vice President
                                           and Chief Financial Officer


Date:  September 21, 2010